Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 24, 2003 relating to the financial statements, which appears in Reuters Group PLC's Annual Report and Form 20-F for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP



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PRICEWATERHOUSECOOPERS LLP
Chartered Accountants
London, England
March 27, 2003